EXHIBIT 21

                        RICHTON INTERNATIONAL CORPORATION
                        ---------------------------------

                          SUBSIDIARIES OF REGISTRANTS:
                          ----------------------------

                        1. Richton Holding Company

                        2. Century Supply Corp.

                        3. Century Supply Corp of Canada Ltd.

                        4. CBE Technologies, Inc.

                        5. Creative Business Concepts, Inc.